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DATE:                OCTOBER 30, 2000

TO:                  PARTICIPANTS AND BENEFICIARIES IN THE SUNRISE MEDICAL INC.
                     PROFIT SHARING/SAVINGS PLAN (THE "PLAN")

FROM:                ADMINISTRATIVE COMMITTEE OF THE PLAN

SUBJECT: OFFER TO PURCHASE OUTSTANDING SHARES HELD IN THE SUNRISE MEDICAL INC. PROFIT SHARING/SAVINGS PLAN
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    The Offer to Purchase, dated October 30, 2000 (the "Offer to Purchase") is being made pursuant to an Agreement and Plan of Merger, dated as of October 16, 2000 among Sunrise Medical Inc. (the "Company") and V.S.M. Acquisition Corp., a wholly owned subsidiary of V.S.M. Holdings, Inc., a wholly owned subsidiary of V.S.M. Investors, LLC, for the purchase of all of the outstanding shares of common stock, par value $1.00 (including the associated common stock purchase rights) ("Common Stock") of the Company at a purchase price of $10.00 net per share. Enclosed for your information is the Offer to Purchase and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). You should refer to the Offer, which contains important information you should read before you make a decision to request the tender of shares of Common Stock.

    American Express Trust Company ("AMEX"), as Trustee of the Plan, is the holder of the Common Stock of the Company held in the Company Stock Fund under The Sunrise Medical Inc. Profit Sharing/ Savings Plan (the "Plan"). AMEX WILL TENDER OR NOT TENDER THE SHARES OF THE COMMON STOCK OF THE COMPANY HELD IN THE COMPANY STOCK FUND UNDER THE PLAN AS DIRECTED BY THE PARTICIPANTS AND BENEFICIARIES IN THE PLAN.

    If all or a portion of your Plan account is held in the Company Stock Fund, you will have the right to direct AMEX to tender or not tender all or a portion of the shares of the Common Stock of the Company attributable to the units in the Fund held in your Plan account. YOU MAY DIRECT AMEX BY COMPLETING THE ENCLOSED DIRECTION FORM. YOUR DIRECTION TO TENDER OR NOT TENDER SHOULD BE SENT DIRECTLY TO AMEX USING THE ENCLOSED POSTAGE PAID ENVELOPE. In no event should you contact the Company, nor will any person from the Company contact you, regarding your right to direct AMEX to tender or not tender the shares of the Common Stock of the Company attributable to your Plan account. Your direction to AMEX will be kept confidential and will not be disclosed to the Company.

    If you do not provide directions to AMEX to tender or not tender the shares of the Common Stock of the Company attributable to your Plan account, the Administrative Committee of the Plan will determine whether or not to tender the shares of the Common Stock of the Company attributable to your Plan account and will direct AMEX accordingly.

    TO DIRECT AMEX, YOU MUST COMPLETE AND SIGN THE DIRECTION FORM AND SEND THE DIRECTION FORM TO AMEX.

    PLEASE NOTE THAT YOUR DIRECTION TO AMEX TO TENDER OR NOT TENDER ALL OR A PORTION OF THE SHARES OF THE COMMON STOCK OF THE COMPANY ATTRIBUTABLE TO YOUR PLAN ACCOUNT MUST BE RECEIVED BY AMEX NO LATER THAN CLOSE OF BUSINESS, CENTRAL TIME, ON NOVEMBER 28, 2000.

    Attached are questions and answers that you may find helpful in determining how to provide directions to AMEX. Also enclosed for your information is the Company's Schedule 14D-9.

    Please note that if you own shares of the Common Stock of the Company that are not held in the Plan, as an individual stockholder or in any other investment capacity, you must follow the procedures set forth in the Offer to Purchase to tender those shares (See Section 3--"Procedures for Tendering Shares" of the Offer to Purchase) regarding the Offer, you should refer to that material when making your decision concerning your shares of Common Stock that are not held in the Plan. YOU MAY ONLY USE THE DIRECTION FORM TO DIRECT AMEX ONLY WITH RESPECT TO THOSE SHARES IN YOUR PLAN ACCOUNT. THIS MATERIAL IS NOT A SUBSTITUTE NOR DOES IT SUPERSEDE ANY MATERIAL YOU RECEIVE AS AN INDIVIDUAL HOLDER OF THE COMPANY'S COMMON STOCK REGARDING THE OFFER. ANY DIRECTION YOU MAKE TO AMEX WILL ONLY AFFECT THE SHARES OF COMMON STOCK IN YOUR PLAN ACCOUNT.
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                             QUESTIONS AND ANSWERS

    The following questions and answers explain the procedure under which you may direct American Express Trust Company ("AMEX"), as Trustee of The Sunrise Medical Inc. Profit Sharing/Savings Plan (the "Plan") to tender or not tender the shares of the Common Stock attributable to your account under the Plan with respect to the Offer.

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Question:   What are the terms of the Offer?

Answer: The terms of the Offer are explained in detail in the Offer to Purchase.

Question:   What is the deadline for providing directions to AMEX?

Answer: AMEX must receive your completed Direction Form no later than close of business, Central time, on November 28, 2000.

Question:   If I direct AMEX to tender or not tender the shares of the
            Common Stock attributable to my Plan account, can I change my direction?

Answer: Yes. You can change your direction by submitting a new Direction Form to AMEX. Your new Direction Form must be received by AMEX by the above deadline and will supersede any prior directions.

Question:   Am I required to direct that the shares of Common Stock
            attributable to my Plan account be tendered?

Answer: No. You decide whether to direct AMEX to tender or not tender the shares of Common Stock attributable to your Plan account.

Question:   If I direct AMEX to tender the shares of Common Stock
            attributable to my Plan account, and the shares are purchased in the Offer, will the money be sent directly to me?

Answer: No. The money will be sent to AMEX, as Trustee of the Plan. The money will be credited to your Plan account.

Question:   If I direct AMEX to tender the shares of Common Stock
            attributable to my Plan account, and the shares are purchased in the Offer, how will the money be reinvested?

Answer: The money will be reinvested in the American Express Trust Company Income Fund II in the Plan within two business days of receipt by AMEX.

Question:   What happens if I direct AMEX to tender the shares of Common
            Stock attributable to my Plan account, and the Offer does not close?

Answer: If the Offer does not close, the shares of Common Stock attributable to your Plan account will not be sold under the Offer. Your Plan account will remain invested in the Company Stock Fund.

Question:   What happens if I direct AMEX to not tender the shares of
            Common Stock attributable to my Plan account?

Answer: If you direct AMEX to not tender the shares of Common Stock attributable to your Plan account, your Plan account will remain invested in the Company Stock Fund.

Question:   What happens if I do not provide timely directions to AMEX?

Answer: If AMEX does not receive your Direction Form by the above deadline, the Administrative Committee of the Plan will determine whether to tender or not tender the shares of Common Stock in the Company attributable to your Plan account and will direct AMEX accordingly.
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Question:   What happens if the Administrative Committee directs AMEX to tender the shares, and the Offer closes?

Answer: If the Administrative Committee directs AMEX to tender the shares, and the Offer closes, the money will be credited to your Plan account and will be reinvested in the American Express Trust Company Income Fund II in the Plan within two business days of receipt by AMEX.

Question:   What happens if the Administrative Committee directs AMEX to not tender the shares, or the Offer does not close?

Answer: If the Administrative Committee directs AMEX to not tender the shares, or the Offer does not close, your Plan account will remain invested in the Company Stock Fund.

Question:   What happens after the Offer closes?

Answer: As explained in the Offer, the Company may be subject to a merger after the Offer closes. If the merger closes, any shares of Common Stock remaining in the Plan that are attributable to your Plan account will be converted to cash. The cash will remain in the Plan and will be reinvested in the American Express Trust Company Income Fund II in the Plan within two business days of receipt by AMEX.

Question:   Can I transfer the amount of my Plan account invested in the
            Company Stock Fund?

Answer: Yes. You may transfer the amount of your Plan account invested in the Company Stock Fund out of the Fund on any business day prior to the above deadline. Also, if the shares of Common Stock attributable to your Plan account are not sold under the Offer, you can transfer the amount in your Plan account out of the Fund on any business day following the deadline.
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                                 DIRECTION FORM

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To:    American Express Trust Company, as Trustee of The Sunrise Medical Inc.
       Profit Sharing/Savings Plan (the "Plan")

From:  (FULL NAME)  ------------------------------------------------

       (ADDRESS)    ------------------------------------------------

                    ------------------------------------------------

Re: Direction to Tender or Not Tender Shares of Common Stock of Sunrise Medical Inc. Held in the Company Stock Fund under the Plan
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    This Direction Form is a direction relating to the Offer to Purchase, dated
October 30, 2000 (the "Offer to Purchase"), for Cash All Outstanding Shares of Common Stock (Including the Associated Common Stock Purchase Rights) of Sunrise Medical Inc. at $10.00 Net Per Share by V.S.M. Acquisition Corp., a wholly owned subsidiary of V.S.M. Holdings, Inc., a wholly owned subsidiary of V.S.M. Investors, Inc., LLC and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

    I hereby direct American Express Trust Company ("AMEX"), as Trustee of The Sunrise Medical Inc. Profit Sharing/Savings Plan (the "Plan") with respect to the Offer, as follows:

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/ /           TENDER ALL OF THE SHARES of Sunrise Medical Inc. Common
              Stock attributable to my Plan account.

/ / TENDER SHARES of Sunrise Medical Inc. Common Stock attributable to my Plan account and DO NOT TENDER the remaining shares attributable to my Plan account.

/ /           DO NOT TENDER any of the shares of Sunrise Medical Inc.
              Common Stock attributable to my Plan account.
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Signed:_________________________________________  Dated:________________________

    THIS DIRECTION FORM SUPERSEDES ANY PREVIOUS DIRECTION FORM I HAVE SUBMITTED WITH RESPECT TO THE OFFER.

    THIS DIRECTION FORM MUST BE RECEIVED BY AMEX NO LATER THAN CLOSE OF BUSINESS, CENTRAL TIME, ON NOVEMBER 28, 2000.

    THIS DIRECTION FORM ONLY RELATES TO THE SHARES OF COMMON STOCK OF THE COMPANY ATTRIBUTABLE TO MY PLAN ACCOUNT.